EX-23.1

                               Terance Kelley, CPA
                         3250 W. Market St., Suite 307
                               Fairlawn, OH 44333
                             Phone #: (330) 864-2265
                              Fax #: (970) 944-8018
                           Email - tkelleyinc@aol.com


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: Wireless Frontier Internet, Inc.
    Commission File # 000-08281

Gentlemen:

     We have read Item 4 included in the Form 8K of Wireless Frontier Internet, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.





                                 /s/Terance Kelley, CPA
                                    ----------------------------------------
                                     Terance Kelley, CPA
Fairlawn, Ohio
February 19, 2004